Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

ADC Therapeutics SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$300,000,000	0.00011020	$33,060
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$300,000,000		$33,060
	Total Fees Previously Paid							—
	Total Fee Offsets							$30,662.75 (2)
	Net Fee Due							$2,397.25

(1)       Omitted pursuant to General Instruction II.C to Form F-3. The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common shares, debt securities, warrants, subscription rights, purchase contracts and/or units that may be offered and sold from time to time in one or more offerings.

(2)       See Note (1) and (2) under Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rule 457(p)
Fee Offset Claims	ADC Therapeutics SA	F-3ASR	333-256686 (1)	June 1, 2021		$8,842.75	Equity	Common Shares	5,558,318	$120,726,666.96
Fee Offset Sources	ADC Therapeutics SA	F-3ASR	333-256686 (1)		June 1, 2021						$13,171.28
Fee Offset Claims	ADC Therapeutics SA	F-3ASR	333-256807 (2)	June 4, 2021		$21,820	Equity	Common Shares	N/A	$200,000,000
Fee Offset Sources	ADC Therapeutics SA	F-3ASR	333-256807 (2)		June 4, 2021						$21,820

(1)       The Registrant has terminated the offering of securities under such registration statement. No securities were sold pursuant to the registration statement. Therefore, $13,171.28 of filing fees paid in connection with the registration statement are available for offsetting other filing fees when permitted by the Securities Act and the Exchange Act. The Registrant previously used the registration statement as a fee offset source to claim offset amounts of $2,843.04 in connection with its Registration Statement on Form F-3 (File No. 333-267293), $812.33 in connection with its Registration Statement on Form F-3 (File No. 333-267295) and $673.16 in connection with its Tender Offer Statement on Schedule TO (File No. 005-91517).

(2)       The Registrant has terminated the offering of securities under such registration statement. No securities were sold pursuant to the registration statement, other than for which filing fees were made on a pay-as-you-go basis pursuant to Rule 456(b) and paid at the time of the filing of a prospectus supplement pursuant to Rule 424(b). Therefore, $21,820 of filing fees paid in connection with the registration statement are available for offsetting other filing fees when permitted by the Securities Act and the Exchange Act.